                                                                    EXHIBIT 10.5

                             EMPLOYMENT AGREEMENT
                             --------------------


     This Employment Agreement (this "Agreement") is entered into effective June 15, 2000 (the "Effective Date"), by and between DaVita Inc. ("Employer") and Joseph C. Mello ("Employee").

     In consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

     Section 1.  Employment and Duties.  Employer hereby employs Employee to
                 ---------------------
serve as Chief Operating Officer. Employee accepts such employment on the terms and conditions set forth in this Agreement. Employee shall perform the duties of Chief Operating Officer of the Employer and shall perform such other duties as may be assigned from time to time by the Chief Executive Officer. Employee agrees to devote substantially all of his time, energy, and ability to the business of Employer on a full-time basis, provided, however, that from the
                                            --------  -------
date hereof until October 2, 2000, or such earlier date as Employee may determine (the "Transition Period"), Employee shall be employed on a part-time basis to enable Employee to complete the transition from his former employer (the "Transition Activities"). Except for the Transition Activities during the Transition Period, Employee shall not engage in any other business activities during the term of this Agreement. Employee shall at all times observe and abide by the Employer's policies and procedures as in effect from time to time.

     Section 2.  Compensation.  In consideration of the services to be performed
                 ------------
by Employee hereunder, Employee shall receive the following compensation and benefits:

          2.1  Base Salary.  Employee shall be paid a base salary of $325,000
               -----------
per annum, less standard withholdings and authorized deductions, provided,
                                                                 --------
however, that Employee will initially earn a salary of $2,700 per month during
-------
the Transition Period, which salary shall be increased proportionally to any significant increase in Employee's workload during the Transition Period. Employee shall be paid consistent with Employer's payroll schedule. The Base Salary will be reviewed each year during Employer's annual salary review. Employer, in its sole discretion, may increase the Base Salary as a result of any such review.

          2.2  Benefits.  Employee and/or his family, as the case may be, shall
               --------
be eligible for participation in and shall receive all benefits under Employer's health and welfare benefit plans (including, without limitation, medical, prescription, dental, disability, and life insurance) under the same terms and conditions applicable to most executives at similar levels of compensation and responsibility, provided, however, during the Transition Period, Employee will
                --------  -------
not be entitled to any such benefits until Employee regularly works twenty-four
(24) or more hours per week.

          2.3  Bonus.
               -----

               (a) Employee shall be eligible to receive a discretionary performance bonus (the "Bonus"), payable in a manner consistent with Employer's practices and procedures. The amount of the bonus, if any, will be decided by the Chief Executive Officer and/or the Board of Directors or the Compensation Committee of the Board in his/its sole discretion.

               (b) Employee must be employed by Employer (or an affiliate) on the date any Bonus is paid to be eligible to receive such Bonus and, if Employee is not employed by Employer (or an affiliate) on the date any Bonus is paid for any reason whatsoever, Employee shall not be entitled to receive such Bonus, provided, however, that in the event Employee dies or is terminated by Employer
--------  -------
by reason of Disability (as defined below), Employee (or his estate) shall be entitled to receive, at such time as bonuses for such year are otherwise paid by Employer, a pro rated Bonus for that portion of any year prior to such termination (or for the whole year and a portion of a year if such termination occurs after December 31 of any year and prior to the date on which the Bonus for such year is paid) regardless of whether Employee is employed on the date such Bonus is paid; and provided further, that, in the event Employee is
                        -------- -------
terminated without Material Cause (as defined below) or resigns following Constructive Discharge (as defined below) at any time, Employee shall be entitled to receive a Bonus for the year in which such termination occurs equal to the normal Bonus, if any, which he received for the immediately preceding calendar year multiplied by two (2), which Bonus shall be payable within five
(5) business days after the effective date of such termination.

          2.4  Vacation.  Employee shall have vacation, subject to the approval
               --------
of the Chief Executive Officer.

          2.5  Stock Options.  Employee shall receive options to purchase
               -------------
450,000 shares of Employer stock. Such options shall have a five-year term and vest over a four-year period, one-quarter vesting on each anniversary date of the grant. The exercise price for 225,000 shares shall be the closing price as reported on the New York Stock Exchange on the start date of this Agreement, June 15, 2000; the exercise price for the remaining 225,000 shares of Employee's options shall be the closing price as reported on the New York Stock Exchange on the second day of Employee's employment, June 16, 2000. The options will be reflected in a separate Stock Option Agreement.

          2.6  Indemnification.  Employer agrees to indemnify Employee against
               ---------------
and in respect of any and all claims, actions, or demands, in accordance with all applicable laws. Employer also agrees to reimburse Employee in accordance with Employer's reimbursement policies for travel and entertainment expenses, as well as other business-related expenses, incurred in the performance of his duties hereunder.

          2.7  Changes to Benefit Plans.  Employer reserves the right to modify,
               ------------------------
suspend, or discontinue any and all of its health and welfare benefit plans, practices, policies, and programs at any time without recourse by Employee so long as such action is taken generally with respect to all other similarly-situated peer executives and does not single out Employee.

     Section 3.  Provisions Relating to Termination of Employment.
                 ------------------------------------------------

          3.1  Employment Is At-Will.  Employee's employment with Employer is
               ---------------------
"at will" and is terminable by Employer or by Employee at any time and for any reason or no reason, subject to the notice requirements set forth below.

          3.2  Termination for Material Cause.  Employer may terminate
               ------------------------------
Employee's employment for Material Cause (as defined below) upon at least thirty
(30) days' advance written notice specifying in detail the cause for the termination and the intended termination date. Upon termination for Material Cause, Employee shall (i) be entitled to receive the Base Salary and benefits as set forth in Section 2.1 and Section 2.2, respectively, through the effective
             -----------     -----------
date of such termination and (ii) not be entitled to receive any other compensation, benefits, or payments of any kind, except as otherwise required by law or by the terms of any benefit or retirement plan or other arrangement that would, by its terms, apply.

          3.3  Other Termination.  Employer may terminate the employment of
               -----------------
Employee for any reason or for no reason at any time upon at least thirty (30) days' advance written notice. If Employer terminates the employment of Employee for reasons other than for Material Cause or Disability, or if Employee resigns within sixty (60) days following Constructive Discharge (as defined below), Employee shall (i) be entitled to receive the Base Salary and benefits as set forth in Section 2.1 and Section 2.2, respectively, through the effective date
         -----------     -----------
of such termination, (ii) be entitled to receive the Bonus provided for in
Section 2.3(b), (iii) be entitled to receive a lump-sum payment equal to the
--------------
Base Salary in effect as of the date of such termination; (iv) be entitled to continue to receive during the one-year period following the effective date of such termination (the "Severance Period") the employee health insurance benefits set forth in Section 2.2 (to the extent Employee can continue to receive such
             -----------
benefits under Employer's health insurance policies and programs in effect at the effective time of such termination through the exercise of his rights under COBRA, Employee shall elect to receive COBRA benefits, and Employer shall pay Employee's insurance premiums for COBRA coverage during the Severance Period; provided, however, to the extent such benefits cannot be provided under such
--------  -------
policies and programs, Employer shall purchase for Employee reasonably equivalent health insurance benefits during the Severance Period subject to the limitation set forth below and subject to the limitation set forth in Section
                                                                      -------
2.7); and (v) not be entitled to receive any other compensation, benefits, or
---
payments of any kind, except as otherwise required by law or by the terms of any benefit or retirement plan or other arrangement that would, by its terms, apply. The foregoing notwithstanding, in the event Employee accepts employment (as an employee or as an independent contractor) with another employer during the Severance Period, (x) Employee shall immediately notify Employer of such employment and (y) Employer's obligation to continue to provide certain health insurance benefits pursuant to clause (iv) of the immediately preceding sentence shall terminate.

          3.4.  Voluntary Resignation.  Employee may resign from Employer at any
                ---------------------
time upon at least ninety (90) days' advance written notice. If Employee resigns from Employer other than within sixty (60) days following Constructive Discharge, Employee shall (i) be entitled to receive the Base Salary and benefits as set forth in Section 2.1 and Section 2.2, respectively, through the
                         -----------     -----------
effective date of such termination and (ii) not be entitled to receive any other compensation, benefits, or payments of any kind, except as otherwise required by law or by the terms of any benefit or retirement plan or other arrangement that would, by its terms, apply. In the event Employee resigns from Employer at any time, Employer shall have the right to make such resignation effective as of any date before the expiration of the required notice period.

          3.5  Death.  In the event of Employee's death, Employee's estate shall
               -----
(i) be entitled to receive the Base Salary and benefits as set forth in Section
                                                                        -------
2.1 and Section 2.2, respectively, through the date of Employee's death, (ii) be
---     -----------
entitled to receive the Bonus provided for in Section 2.3(b) pro rated through
                                              --------------
the date of Employee's death, and (iii) not be entitled to receive any other compensation, benefits, or payments of any kind, except as otherwise required by law or by the terms of any benefit or retirement plan or other arrangement that would, by its terms, apply.

          3.6  Disability.  Upon thirty (30) days' advance notice (which notice
               ----------
may be given before the completion of the periods described herein), Employer may terminate Employee's employment for Disability (as defined below), provided that either (i) immediately upon the effective date of such termination, Employee shall be eligible to receive full disability benefits under the disability insurance, if any, provided to Employee by Employer or (ii) Employer shall continue to pay the Base Salary to Employee until the first to occur of
(A) full disability benefits are received or (B) one (1) year from the effective date of such termination.

          3.7  Definitions.  For the purposes of this Section 3, the following
               -----------                            ---------
terms shall have the meanings indicated:

               (a) "Change of Control" shall mean (i) any transaction or series of transactions in which any person or group (within the meaning of Rule 13d-5 under the Exchange Act and Sections 13(d) and 14(d) of the Exchange Act) becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), by way of a stock issuance, tender offer, merger, consolidation, other business combination or otherwise, of greater than 40% of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all warrants and options had been exercised) entitled to vote in the election of directors of Employer (including any transaction in which Employer becomes a wholly-owned or majority-owned subsidiary of another corporation), (ii) any merger or consolidation or reorganization in which Employer does not survive, (iii) any merger or consolidation in which Employer survives, but the shares of Employer's Common Stock outstanding immediately prior to such merger or consolidation represent 40% or less of the voting power of Employer after such merger or consolidation, and (iv) any transaction in which more than 40% of Employer's assets are sold. However, despite the
                                                   -------
occurrence of any of the above-described events, a Change of Control will not
                                                                          ---
have occurred if Kent Thiry remains the Chief Executive Officer of Employer for at least two (2) years after the Change of Control or becomes the Chief Executive Officer of the surviving company with which Employer merged or consolidated and remains in that position for at least two (2) years after the Change of Control.

               (b) "Constructive Discharge" shall mean the occurrence of any of the following events after the date of a Change of Control without Employee's express written consent: (i) the scope of Employee's authority, duties and responsibilities are materially diminished or are not (A) in the same area of operations, (B) in the same general level of seniority, or (C) of the same general nature as Employee's authority, duties, and responsibilities with Employer immediately before such Change of Control; (ii) the failure by Employer to provide Employee with office accommodations and assistance substantially equivalent to the accommodations and assistance provided to Employee immediately before such Change of Control; (iii) the principal office to which Employee is required to report is changed to a location that is more than twenty (20) miles from the principal office to which Employee is required to report immediately before such Change of Control; or (iv) a reduction by Employer in Employee's Base Salary, bonus arrangement, or other material benefits as in effect on the date of such Change of Control.

               (c)  "Disability" shall mean the inability, for a period of six
(6) months, to adequately perform Employee's regular duties, with or without reasonable accommodation, due to a physical or mental illness, condition, or disability.

               (d) "Material Cause" shall mean any of the following: (i) conviction of a felony; (ii) the adjudication by a court of competent jurisdiction that Employee has committed any act of fraud or dishonesty resulting or intended to result directly or indirectly in personal enrichment at the expense of Employer; (iii) repeated failure or refusal by Employee to follow policies or directives reasonably established by the Chief Executive Officer of Employer or his designee that goes uncorrected for a period of thirty (30) consecutive days after written notice has been provided to Employee; (iv) a material breach of this Agreement that goes uncorrected for a period of thirty
(30) consecutive days after written notice has been provided to Employee; (v) an act of unlawful discrimination, including sexual harassment; (vi) a violation of the duty of loyalty or of any fiduciary duty; (vii) exclusion of Employee from participating in any federal health care program; or (viii) a failure to perform his duties in a satisfactory manner, as determined by the Chief Executive Officer of Employer, in his sole discretion, so long as Kent Thiry is the Chief Executive Officer, which goes uncorrected for a period of thirty (30) consecutive days after written notice has been provided to Employee.

          3.8  Notice of Termination.  Any purported termination of Employee's
               ---------------------
employment by Employer or by Employee shall be communicated by a written Notice of Termination to the other party hereto in accordance with Section 7 hereof. A
                                                            ---------
"Notice of Termination" shall mean a written notice that indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment.

          3.9  Effect of Termination.  Upon termination, this Agreement shall be
               ---------------------
of no further force and effect and neither party shall have any further right or obligation hereunder; provided, however, that no termination shall modify or affect the rights and obligations of the parties that have accrued prior to termination; and provided further, that the rights and obligations of the
                 -------- -------
parties under Section 3, Section 4, Section 5, Section 6 and Section 7 shall
              ---------  ---------  ---------  ---------     ---------
survive termination of this Agreement.

     Section 4.  Certain Covenants of Executive.
                 ------------------------------

          4.1  Confidential Information.
               ------------------------

               (a) Employee acknowledges and agrees that: (i) in the course of his employment by Employer, it will or may be necessary for Employee to create, use, or have access to (A) technical, business, or customer information, materials, or data relating to Employer's present or planned business that has not been released to the public with Employer's authorization, including, but not limited to, confidential information, materials, or proprietary data belonging to Employer or relating to Employer's affairs (collectively, "Confidential Information") and (B) information and materials that concern Employer's business that come into Employer's possession by reason of employment with Employer (collectively, "Business Related Information"); (ii) all Confidential Information and Business Related Information are the property of Employer; (iii) the use, misappropriation, or disclosure of any Confidential Information or Business Related Information would constitute a breach of trust and could cause serious and irreparable injury to Employer; and (iv) it is essential to the protection of Employer's goodwill and maintenance of Employer's competitive position that all Confidential Information and Business Related Information be kept confidential and that Employee not disclose any Confidential Information or Business Related Information to others or use Confidential Information or Business Related Information to Employee's own advantage or the advantage of others.

               (b)  In recognition of the acknowledgment contained in Section
                                                                      -------
4.1(a) above, Employee agrees that, during the term of this Agreement and
------
thereafter until the Confidential Information and/or Business Related Information becomes publicly available (other than through a breach by Employee), Employee shall: (i) hold and safeguard all Confidential Information and Business Related Information in trust for Employer, its successors, and assigns; (ii) not appropriate or disclose or make available to anyone for use outside of Employer's organization at any time, either during employment with Employer or subsequent to the termination of employment with Employer for any reason, any Confidential Information and Business Related Information, whether or not developed by Employee, except as required in the performance of Employee's duties to Employer; (iii) keep in strictest confidence any Confidential Information or Business Related Information; and (iv) not disclose or divulge, or allow to be disclosed or divulged by any person within Employee's control, to any person, firm, or corporation, or use directly or indirectly, for Employee's own benefit or the benefit of others, any Confidential Information or Business Related Information.

               (c) Employee agrees that all lists, materials, records, books, data, plans, files, reports, correspondence, and other documents ("Employer material") used or prepared by, or made available to, Employee shall be and remain property of Employer. Upon termination of employment, Employee shall immediately return all Employer material to Employer, and Employee shall not make or retain any copies or extracts thereof.

          4.2. Competition.  Employee agrees that during the term of this
               -----------
Agreement and for a period of one (1) year after the termination of his employment with Employer for any reason, he shall not: (i) be an officer, director, consultant, partner, owner, stockholder, employee, creditor, agent, trustee, independent contractor, or advisor of any individual, partnership, limited liability company, corporation, independent practice association, management services organization, or any other entity (collectively, "Person") that either is in the business of or, directly or indirectly, derives any economic benefit from providing, arranging, offering, managing, or subcontracting dialysis services or renal care services; or (ii) directly or indirectly, own, manage, control, operate, invest in, acquire an interest in, or otherwise engage in, act for, or act on behalf of any Person (other than Employer and its subsidiaries and affiliates) engaged in any activity in the United States or in those countries outside the United States in which Employer or any of its subsidiaries or affiliates had conducted any business during Employee's employment hereunder, where such activity is similar to or competitive with the activities carried on by Employer or any of its subsidiaries or affiliates. As used herein, the term "dialysis services" or "renal care services" includes, but shall not be limited to, all dialysis services and nephrology-related services provided by Employer at any time during the period of Employee's employment, including, but not limited to, hemodialysis, acute dialysis, apheresis services, peritoneal dialysis of any type, staff-assisted hemodialysis, home hemodialysis, dialysis-related laboratory and pharmacy services, access-related services, Method II dialysis supplies and services, nephrology practice management, or renal physician/center network management, and any other services or treatment for persons diagnosed as having end stage renal disease ("ESRD") or pre-end stage renal disease, including any dialysis services provided in an acute hospital. The term "ESRD" shall have the same meaning as set forth in Title 42, Code of Federal Regulations 405.2101 et seq. or any successor thereto. Employee acknowledges that the nature of Employer's activities is such that competitive activities could be conducted effectively regardless of the geographic distance between Employer's place of business and the place of any competitive business. Notwithstanding anything herein to the contrary, such activities shall not include the ownership of 1% or less of the issued and outstanding stock, which is purchased in the open market, of a public company that conducts business that is similar to or competitive with the business carried on by the Employer or any of its subsidiaries or affiliates.

     Employee acknowledges and agrees that the geographical limitations and duration of this covenant not to compete is reasonable. In particular, Employee agrees that his position is national in scope and that he will have an impact on every location where Employer currently conducts and will conduct business. Therefore, Employee acknowledges and agrees that, like his position, this covenant cannot be limited to any particular geographic region.

          4.3  Solicitation of Employees.  Employee promises and agrees that he
               -------------------------
will not, for a period of one (1) year after the termination of his employment, directly or indirectly, solicit any of Employer's employees to work for any business, individual, partnership, firm, corporation, or other entity that is then in competition with Employer's business or any subsidiary or affiliate of Employer. Employee also agrees that during his employment and for a period of one (1) year after the termination of his employment, directly or indirectly, that he will not hire any of Employer's employees to work (as an employee or an independent contractor) for any business, individual, partnership, firm, corporation, or other entity that is then in competition with Employer's business or any subsidiary or affiliate of Employer. In addition, Employee agrees that during his employment and for a period of one (1) year after the termination of his employment, directly or indirectly, that he will not take any action that may reasonably result in any of Employer's employees going to work (as an employee or an independent contractor) for any business, individual, partnership, firm, corporation, or other entity that is then in competition with Employer's business or any subsidiary or affiliate of Employer.

          4.4  Other solicitation.  Employee promises and agrees that during the
               ------------------
term of this Agreement and for a period of one (1) year after the termination of his employment for any reason, he shall not, directly or indirectly: (i) induce any patient or customer of Employer, either individually or collectively, to patronize any competing dialysis facility; (ii) request or advise any patient, customer, or supplier of Employer to withdraw, curtail, or cancel such person's business with Employer; (iii) enter into any contract the purpose or result of which would benefit Employee if any patient or customer of Employer were to withdraw, curtail, or cancel such person's business with Employer; (iv) solicit, induce, or encourage any physician (or former physician) affiliated with Employer or induce or encourage any other person under contract with Employer to curtail or terminated such person's affiliation or contractual relationship with Employer; (v) disclose to any Person the names or addresses of any patient or customer of Employer or of any physician (or former physician) affiliated with Employer; or (vi) disparage Employer or any of its agents, employees, or affiliated physicians in any fashion.

          4.5  Enforcement.  In the event that any part of this Section 4 shall
               -----------                                      ---------
be held unenforceable or invalid, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions had not been a part hereof. In the event that the area, period of restriction, activity, or subject established in accordance with this Section 4 shall be deemed to exceed
                                            ---------
the maximum area, period of restriction, activity, or subject that a court of competent jurisdiction deems enforceable, such area, period of restriction, activity, or subject shall, for the purpose of Section 4, be reduced to the
                                               ---------
extent necessary to render them enforceable.

          4.6  Equitable Relief.  Employee agrees that any violation by Employee
               ----------------
of any covenant in Section 4 will or would cause Employer to suffer irreparable
                   ---------
injury, the exact amount of which will be difficult to ascertain. For that reason, Employee agrees that Employer shall be entitled, as a matter of right, to a temporary, preliminary, and/or permanent injunction and/or other injunctive relief, ex parte or otherwise, from any court of competent jurisdiction, restraining any further violations by Employee. Such injunctive relief shall be in addition to and in no way limit any and all other remedies Employer shall have in law and equity for the enforcement of such covenants and provisions. Employee consents and stipulates to the entry of such injunctive relief in such a court prohibiting him from any further violation of the covenants and provisions of Section 4.
                                             ---------

     Section 5.  Excess Parachute Payment.  In the event that any payment or
                 ------------------------
benefit received or to be received by Employee in connection with a Change of Control, whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement by Employer, any predecessor or successor to Employer or any corporation affiliated (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code")) with Employer or which becomes so affiliated pursuant to the transactions resulting in a Change of Control (collectively all such payments are hereinafter referred to as the "Total Payments"), is deemed to be an "Excess Parachute Payment" (in whole or in part) to Employee within the meaning of Section 280G of the Code, as in effect at such time, no change shall be made to the Total Payments to be made in connection with the Change of Control, except that, in addition to all other amounts to be paid to Employee by Employer hereunder, Employer shall, within thirty (30) days of the date on which any Excess Parachute Payment is made, pay to Employee, in addition to any other payment, coverage or benefit due and owing hereunder, an amount determined by (i) multiplying the rate of excise tax then imposed by Code Section 4999 by the amount of the "Excess Parachute Payment" received by Employee (determined without regard to any payments made to Employee pursuant to this Section 5) and (ii) dividing the product so obtained by the
                 ---------
amount obtained by subtracting (A) the aggregate local, state and Federal income tax rates (including the value of the loss of itemized deductions under Section 68 of the Internal Revenue Code) applicable to the receipt by Employee of the "Excess Parachute Payment" (taking into account the deductibility for Federal income tax purposes of the payment of state and local income taxes thereon) from
(B) the amount obtained by subtracting from 1.00 the rate of excise tax then imposed by Section 4999 of the Code. It is Employer's intention that Employee's net after-tax position be identical to that which would have obtained had Sections 280G and 4999 not been part of the Code. For purposes of implementing this Section 5, (i) no portion, if any, of the Total Payments, the receipt or
     ---------
enjoyment of which Employee shall have effectively waived in writing prior to the date of payment of the Total Payments, shall be taken into account, and (ii) the value of any non-cash benefit or any deferred cash payment included in the Total Payments shall be determined by Employer's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

     The calculation of the excess parachute payment is as follows:  X = Y / (1
- (A + B + C)), where X is the total dollar amount of the Tax Gross-Up Payment, Y is the total Excise Tax imposed with respect to such Change in Control Benefit, A is the Excise Tax rate in effect at the time, B is the highest combined marginal federal income and applicable state income tax rate in effect, after taking into account the deductibility of state income taxes against federal income taxes to the extent allowable, for the calendar year in which the Tax Gross-Up Payment is made, and C is the applicable Hospital Insurance (Medicare) Tax Rate in effect for the calendar year in which the Tax Gross-Up Payment is made.

     Section 6.  Representations, Warranties and Agreements of Employee.
                 ------------------------------------------------------
Employer represents and warrants to Employer that (i) upon the conclusion of the Transition Period, he will have resigned as an officer and employee of Vivra Asthma and Allergy, Inc. and all affiliated companies and, as of the date hereof, is not an officer, director, or employee of any other corporation or entity, (ii) the performance of this Agreement will not breach any other agreement or obligation by which Employee is bound to keep in confidence proprietary information acquired by Employee in confidence or in trust before employment by Employer and or any agreement restricting or purporting to restrict his right to perform services for Employer, and (iii) upon the conclusion of the Transition Period, he will not have taken and will not have in his possession or control any confidential information or property relating to any former employer. Employee agrees that he will not use confidential information or property of any other employer while employed by Employer. Employee shall indemnify and hold Employer harmless for any breach of the representations, warranties, and agreements set forth in Section 6, including reasonable attorneys' fees and costs of suit.

     Section 7.  Miscellaneous.
                 -------------

          7.1  Mediation of Disputes Concerning Employment. In the event of any
               -------------------------------------------
dispute concerning Employee's employment by Employer, whether or not relating to this Agreement, Employee and Employer shall first attempt to resolve such dispute through mediation as provided in this Section 7.1 before instituting any
                                              -----------
action or other proceedings with respect thereto; provided, however, that
                                                  --------  -------
neither party shall be required to utilize such mediation procedures to the extent that equitable relief is being sought by a party in the good faith belief that an immediate remedy is required to avoid irreparable injury to such party. Except as otherwise provided in the proviso to the immediately preceding sentence, in the event that either party desires to institute litigation or other legal proceedings to resolve a dispute concerning Employee's employment by Employer, such party shall first give written notice to the other party setting forth in detail the nature of the dispute and the facts which such party believes supports such party's position in such dispute. The parties shall then promptly (and, in any event, within ten (10) business days of the giving of notice of a dispute) engage the services of an impartial, experienced employment mediator (the "Mediator") under the auspices of JAMS/Endispute (or such other mediation service as the parties may mutually select) in Los Angeles County, California. If the parties cannot mutually agree on the selection of a Mediator, JAMS/Endispute shall select a Mediator within ten (10) business days after being advised of the parties' inability to select a Mediator. Once the Mediator is selected, the parties shall promptly schedule a mediation session with the Mediator for a date which is not later than forty-five (45) days after the date of the selection of the Mediator. The Mediator shall conduct a one-day mediation session, attended by both parties and their counsel, in an attempt to informally resolve the dispute. By oral or written agreement of both parties, follow-up or additional mediation sessions may be scheduled, but neither party shall be required to participate in more than one day of mediation. Neither party shall be required to submit briefs or position papers to the Mediator, but both parties shall have the right to do so, subject to such rules and procedures as the Mediator may establish in his or her sole discretion. Except as otherwise agreed by the parties, all written submissions to the Mediator shall remain confidential as between the submitting party and the Mediator. The mediation

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

process shall be treated as a settlement negotiation and no evidence introduced in the mediation process may be used in any way by either party or any other person in connection with any subsequent litigation or other legal proceedings (except to the extent independently obtained through discovery in such litigation or proceedings) and the disclosure of any privileged information to the Mediator shall not operate as a waiver of privilege with respect to such information. Each party shall bear all of its own costs, attorneys' fees and expenses related to preparing for and attending any mediation conducted under this Agreement. The fees and expenses of the Mediator and the mediation service used, if any, shall be borne equally by Employer and Employee.

          7.2  Arbitration.  Except as provided below and in Section 4, any
               -----------                                   ---------
controversy or claim arising out of, relating to, or in any way connected with this Agreement, any alleged breach thereof, or Employee's employment, which was not resolved through the use of the mediation procedure set forth in Section
                                                                     -------
7.1, shall be settled by arbitration in accordance with the rules of the
---
National Rules for the Resolution of Employment Disputes of the American Arbitration Association. Without limiting the general nature of the foregoing, such claims include, but are not limited to: wage and benefit claims; contract claims; tort claims; defamation claims; claims for employment discrimination (statutory or nonstatutory) based on age, race, sex, national origin, color, religion, disability (perceived, actual, or record of), medical condition, sexual orientation, and marital status; claims for harassment; and claims for a violation of federal, state, local, or other government law, constitution, statute, regulation, or ordinance. The arbitrator shall apply the appropriate federal or state law, shall have the authority to interpret this Agreement (but does not have the power to amend, change, delete, or add any terms), and shall have the power to determine the appropriate legal or equitable remedy, if any. The arbitrator's decision, which must be in writing, will be final and binding, and the arbitrator's award may be entered in any court having jurisdiction thereof. The arbitration will be held in a mutually agreeable location in Southern California. The arbitrator shall apply California law.

          7.3  Entire Agreement; Amendment.  This Agreement and the separate
               ---------------------------
Stock Option Agreement represents the entire understanding of the parties hereto with respect to the employment of Employee and supersedes all prior agreements with respect thereto. This Agreement may not be altered or amended except in writing executed by both parties hereto.

          7.4  Assignment; Benefit.  This Agreement is personal and may not be
               -------------------
assigned by Employee. This Agreement may be assigned by Employer and shall inure to the benefit of and be binding upon the successors and assigns of Employer.

          7.5  Applicable Law.  This Agreement shall be governed by the laws of
               --------------
the State of California, without regard to the principles of conflicts of laws.

          7.6  Notice.  Notices and all other communications provided for in
               ------
this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to Employer at its principal office and to Employee at Employee's principal residence as shown in Employer's

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

personnel records, provided that all notices to Employer shall be directed to the attention of the Chief Executive Officer with a copy to the General Counsel of Employer, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

          7.7  Construction.  Each party has cooperated in the drafting and
               ------------
preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

          7.8  Execution.  This Agreement may be executed in one or more
               ---------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Photographic or facsimile copies of such signed counterparts may be used in lieu of the originals for any purpose.

          7.9  Legal Counsel.  Employee and Employer recognize that this is a
               -------------
legally binding contract and acknowledge and agree that they have had the opportunity to consult with legal counsel of their choice.

          7.10  Waiver.  The waiver by any party of a breach of any provision of
                ------
this Agreement by the other shall not operate or be construed as a waiver of any other or subsequent breach of such or any provision.

          7.11  Invalidity of Provision.  In the event that any provision of
                -----------------------
this Agreement is determined to be illegal, invalid, or void for any reason, the remaining provisions hereof shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first written above.

DAVITA INC.                                 EMPLOYEE



By   /s/ Kent J. Thiry                      /s/ Joseph C. Mello
     __________________________________     ____________________________________
     Kent J. Thiry                                    Joseph C. Mello
     Chief Executive Officer and
     Chairman of the Board

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